Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
DaVita Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-240022, No. 333-239191, No. 333‑213119, No. 333‑190434, No. 333‑169467, No. 333‑158220, No. 333‑144097, No. 333‑86550, and No. 333‑30736), and on Form S-4 (No. 333‑182572) of DaVita Inc. of our reports dated February 12, 2021 with respect to the consolidated balance sheets of DaVita Inc. as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, equity, and cash flow for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement Schedule II – Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of DaVita Inc. Our report refers to changes in the method of accounting for leases.

/s/ KPMG LLP

Seattle, Washington
February 12, 2021